EXHIBIT 32

CERTIFICATIONS

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Annual Report on Form 10-K filed by Cape Fear Bank Corporation (the “Registrant”) for the year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 31, 2008	/s/ Cameron Coburn
Cameron Coburn
President and Chief Executive Officer

Date: March 31, 2008	/s/ Betty V. Norris
Betty V. Norris
Senior Vice President and Chief Financial Office